Exhibit 21.1

Companies List- Name, Country & Region

		Company Name	Country	Country Region
	1	Alaska Transportation Service Company	United States	Delaware
*	2	Alba Associates LLC	Cayman Islands
	3	Alba Equatorial Guinea Partnership, L.P.	United States	Delaware
*	4	Alba Plant LLC	Cayman Islands
*	5	Albian Sands Energy Inc.	Canada	Alberta
*	6	Alvheim AS	Norway
	7	Amethyst Calypso Pipeline LLC	United States	Delaware
*	8	AMPCO Marketing, L.L.C.	United States	Michigan
*	9	AMPCO Services, L.L.C.	United States	Michigan
	10	Arctic Sun Shipping Company, Ltd.	United States	Delaware
*	11	Atlantic Methanol Associates LLC	Cayman Islands
*	12	Atlantic Methanol Production Company LLC	Cayman Islands
	13	Baja Holdings B.V.	Netherlands
	14	Baja Power Holdings B.V.	Netherlands
	15	Beluga Pipe Line Company	United States	Delaware
	16	Bonded Oil Company	United States	Delaware
	17	Brae Gas Marketing Company Limited	United Kingdom	England and Wales
	18	Catlettsburg Refining, LLC	United States	Delaware
*	19	Centennial Pipeline LLC	United States	Delaware
	20	CIGGS LLC	United States	Delaware
	21	Continental Divide LLC	United States	Delaware
	22	E.G. Global LNG Services, Ltd.	United States	Delaware
*	23	Eagle Sun Company Limited	Liberia
*	24	Equatorial Guinea LNG Company, S.A.	Equatorial Guinea
*	25	Equatorial Guinea LNG Holdings Limited	Bahamas
*	26	Equatorial Guinea LNG Operations, S.A.	Equatorial Guinea
*	27	Equatorial Guinea LNG Train 1, S.A.	Equatorial Guinea
*	28	Explorer Pipeline Company	United States	Delaware
	29	FWA Equipment & Mud Company, Inc.	United States	Delaware
	30	Glacier Drilling Company	United States	Delaware
	31	Globex Energy, Inc.	United States	Delaware
*	32	Gravcap, Inc.	United States	Delaware
*	33	Green Bay Terminal Corporation	United States	Wisconsin
*	34	GRT, Inc.	United States
	35	GTLI LLC	United States	Delaware
*	36	Guilford County Terminal Company, LLC	United States	North Carolina
*	37	In-Depth Systems, Inc.	United States	Texas
	38	Indonesia Kumawa Energy Limited	Cayman Islands
*	39	Johnston County Terminal, LLC	United States	Delaware
*	40	Kenai Kachemak Pipeline, LLC	United States	Alaska
*	41	Kenai LNG Corporation	United States	Delaware
	42	Kenai Nikiski Pipeline LLC	United States	Delaware
*	43	LOCAP LLC	United States	Delaware
*	44	LOOP LLC	United States	Delaware
	45	Mannheim Terminal and Warehousing Service Company	United States	Illinois
	46	Marathon Alaska Holding LLC	United States	Delaware
	47	Marathon Alaska Natural Gas Company	United States	Delaware
	48	Marathon Alaska Production LLC	United States	Delaware
	49	Marathon Alpha Holdings LLC	United States	Delaware
	50	Marathon Baja Limited	Cayman Islands
	51	Marathon Canada Holdings Limited	Canada	Nova Scotia
	52	Marathon Canada Marketing, Ltd.	United States	Delaware
	53	Marathon Canada Petroleum ULC	Canada	Nova Scotia
	54	Marathon Canadian Oil Sands Holding Limited	Canada	Alberta
	55	Marathon Carbon Management LLC	United States	Delaware
	56	Marathon Delta Holdings Limited	Cayman Islands
	57	Marathon Delta Investment Limited	Cayman Islands
	58	Marathon Domestic LLC	United States	Delaware
	59	Marathon Dutch Investment B.V.	Netherlands
	60	Marathon Dutch Investment Coöperatief U.A.	Netherlands
	61	Marathon Dutch Investment LLC	United States	Delaware

62	Marathon E.G. Alba Limited	Cayman Islands
63	Marathon E.G. Holding Limited	Cayman Islands
64	Marathon E.G. International Limited	Cayman Islands
65	Marathon E.G. LNG Holding Limited	Cayman Islands
66	Marathon E.G. LPG Limited	Cayman Islands
67	Marathon E.G. Methanol Limited	Cayman Islands
68	Marathon E.G. Offshore Limited	Cayman Islands
69	Marathon E.G. Petroleum Operations Limited	Cayman Islands
70	Marathon E.G. Production Limited	Cayman Islands
71	Marathon East Texas Holdings LLC	United States	Delaware
72	Marathon Exploration Tunisia, Ltd.	United States	Delaware
73	Marathon Financing Trust I	United States	Delaware
74	Marathon Financing Trust II	United States	Delaware
75	Marathon Global Services, Ltd.	United States	Delaware
76	Marathon Green B.V.	Netherlands
77	Marathon GTF Technology, Ltd.	United States	Delaware
78	Marathon Guaranty Corporation	United States	Delaware
79	Marathon Indonesia (Bone Bay) Limited	Cayman Islands
80	Marathon Indonesia (Kumawa) Limited	Cayman Islands
81	Marathon Indonesia Exploration Limited	Cayman Islands
82	Marathon Indonesia Holding Limited	Cayman Islands
83	Marathon Indonesia New Ventures Limited	Cayman Islands
84	Marathon International Oil Company	United States	Delaware
85	Marathon International Petroleum (G.B.) Limited	United Kingdom	England and Wales
86	Marathon International Petroleum Angola Block 31 Limited	Cayman Islands
87	Marathon International Petroleum Angola Block 32 Limited	Cayman Islands
88	Marathon International Petroleum Asia Pacific Limited	Cayman Islands
89	Marathon International Petroleum Blanco Limited	Cayman Islands
90	Marathon International Petroleum Canada, Ltd.	United States	Delaware
91	Marathon International Petroleum Holdings LLC	United States	Delaware
92	Marathon International Petroleum Indonesia Limited	Cayman Islands
93	Marathon International Petroleum Libya Limited	Cayman Islands
94	Marathon International Petroleum Morado Limited	Cayman Islands
95	Marathon International Petroleum Portfolio Coöperatief U.A.	Netherlands
96	Marathon International Petroleum Supply Company (G.B.) Limited	United Kingdom	England and Wales
97	Marathon International Petroleum Turquesa Limited	Cayman Islands
98	Marathon International Petroleum Ukraine Holding Limited	Cayman Islands
99	Marathon International Petroleum Ventures Limited	Cayman Islands
100	Marathon International Petroleum, Ltd.	United States	Delaware
101	Marathon International Services Limited	Cayman Islands
102	Marathon LNG Marketing LLC	United States	Delaware
103	Marathon Methanol Holding LLC	United States	Delaware
104	Marathon Nigerian Ventures LLC	United States	Delaware
105	Marathon Norway Investment Coöperatief U.A.	Netherlands
106	Marathon Norway Investment LLC	United States	Delaware
107	Marathon Offshore Alpha Limited	Cayman Islands
108	Marathon Offshore Beta Limited	Cayman Islands
109	Marathon Offshore Delta Limited	Cayman Islands
110	Marathon Offshore Epsilon Limited	Cayman Islands
111	Marathon Offshore Gamma Limited	Cayman Islands
112	Marathon Offshore Investment Limited	Cayman Islands
113	Marathon Offshore Libya Service Company, Ltd.	United States	Delaware
114	Marathon Offshore Pipeline LLC	United States	Delaware
115	Marathon Oil (East Texas) L.P.	United States	Texas
116	Marathon Oil (West Texas) L.P.	United States	Texas
117	Marathon Oil Canada Corporation	Canada	Alberta
118	Marathon Oil Company	United States	Ohio
119	Marathon Oil Company Foundation	United States	Texas
120	Marathon Oil Corporation	United States	Delaware
121	Marathon Oil Decommissioning Services, Ltd.	United States	Delaware
122	Marathon Oil Exploration (U.K.) Limited	United Kingdom	England and Wales
123	Marathon Oil Holdings (Barbados) Inc.	Barbados
124	Marathon Oil Libya Limited	Cayman Islands
125	Marathon Oil North Sea (G.B.) Limited	United Kingdom	England and Wales
126	Marathon Oil Poland - Area A Sp. z o.o.	Poland
127	Marathon Oil Poland - Area B Sp. z o.o.	Poland

128	Marathon Oil Poland - Area C Sp. z o.o.	Poland
129	Marathon Oil Poland - Area D Sp. z o.o.	Poland
130	Marathon Oil Poland - Area E Sp. z o.o.	Poland
131	Marathon Oil Poland - Area F Sp. z o.o.	Poland
132	Marathon Oil Poland - Area G Sp. z o.o.	Poland
133	Marathon Oil Poland - Area H Sp. z o.o.	Poland
134	Marathon Oil Poland - Area I Sp. z o.o.	Poland
135	Marathon Oil Poland - Area J Sp. z o.o.	Poland
136	Marathon Oil Sands (U.S.A.) Inc.	United States	Delaware
137	Marathon Oil U.K., Ltd.	United States	Delaware
138	Marathon Petroleum (Syria) B.V.	Netherlands
139	Marathon Petroleum (Syria) Ltd	Switzerland
140	Marathon Petroleum Amethyst Limited	Cayman Islands
141	Marathon Petroleum Angola Block 31 Limited	Cayman Islands
142	Marathon Petroleum Angola Block 32 Limited	Cayman Islands
143	Marathon Petroleum Cap Bon, Ltd.	United States	Delaware
144	Marathon Petroleum Company (Norway) LLC	United States	Delaware
145	Marathon Petroleum Company Canada, Ltd.	Canada	Alberta
146	Marathon Petroleum Company LP	United States	Delaware
147	Marathon Petroleum Corporation	United States	Delaware
148	Marathon Petroleum Dutch Holdings B.V.	Netherlands
149	Marathon Petroleum Dutch Holdings Coöperatief U.A.	Netherlands
150	Marathon Petroleum Dutch Investment C.V.	Netherlands
151	Marathon Petroleum Eastern, Ltd.	United States	Delaware
152	Marathon Petroleum Gabon LDC	Cayman Islands
153	Marathon Petroleum Gabon, Ltd.	United States	Delaware
154	Marathon Petroleum Garnet Limited	Cayman Islands
155	Marathon Petroleum Hibernia, Ltd.	United States	Delaware
156	Marathon Petroleum Holdings U.K. Limited	United Kingdom	England and Wales
157	Marathon Petroleum Investment LLC	United States	Delaware
158	Marathon Petroleum Ireland, Ltd.	United States	Delaware
159	Marathon Petroleum Jenein Limited	Cayman Islands
160	Marathon Petroleum Jupiter Limited	Cayman Islands
161	Marathon Petroleum KDV B.V.	Netherlands
162	Marathon Petroleum Lapis Limited	Cayman Islands
163	Marathon Petroleum Nigeria Limited	Nigeria
164	Marathon Petroleum Norge AS	Norway
165	Marathon Petroleum North Sea (G.B.) Limited	United Kingdom	England and Wales
166	Marathon Petroleum Norway Holdings C.V.	Netherlands
167	Marathon Petroleum Norway Investment LLC	United States	Delaware
168	Marathon Petroleum Poland Services Sp. z o.o.	Poland
169	Marathon Petroleum Preferred Funding, Ltd.	United States	Delaware
170	Marathon Petroleum Production Finance, Ltd.	United States	Delaware
171	Marathon Petroleum Qatar Limited	Cayman Islands
172	Marathon Petroleum Salmagundi, Ltd.	United States	Delaware
173	Marathon Petroleum Supply Company (U.S.) Limited	United Kingdom	England and Wales
174	Marathon Petroleum Supply LLC	United States	Delaware
175	Marathon Petroleum Swiss Holdings LLC	Switzerland
176	Marathon Petroleum Timor Gap East, Ltd.	United States	Delaware
177	Marathon Petroleum Timor Gap West, Ltd.	United States	Delaware
178	Marathon Petroleum Trading Canada LLC	United States	Delaware
179	Marathon Petroleum U.K., Ltd.	United States	Delaware
180	Marathon Petroleum Venus Limited	Cayman Islands
181	Marathon Petroleum West of Shetlands Limited	United Kingdom	England and Wales
182	Marathon Pipe Line Company	United States	Nevada
183	Marathon Pipe Line LLC	United States	Delaware
184	Marathon Portfolio International Limited	Cayman Islands
185	Marathon PrePaid Card LLC	United States	Ohio
186	Marathon Renewable Fuels Corp.	United States	Delaware
187	Marathon Renewable Fuels LLC	United States	Delaware
188	Marathon Renewable Supply LLC	United States	Delaware
189	Marathon Service (G.B.) Limited	United Kingdom	England and Wales
190	Marathon Service Company	United States	Delaware
191	Marathon US Holdings Inc.	United States	Delaware
192	Marathon West Texas Holdings LLC	United States	Delaware
193	Marathon Western Saudi Arabia Limited	Cayman Islands

*	194	Mascoma Corporation	United States	Delaware
	195	Mid-Valley Supply LLC	United States	Delaware
	196	Miltiades Limited	United Kingdom	England and Wales
	197	MOC Portfolio Delaware, Inc.	United States	Delaware
	198	MP Ukraine Holding Limited	Cyprus
	199	MPC Investment LLC	United States	Delaware
	200	MPL Investment LLC	United States	Delaware
*	201	Muskegon Pipeline LLC	United States	Delaware
	202	MWV Gas Gathering, Inc.	United States	Delaware
	203	Navatex Gathering LLC	United States	Delaware
	204	NEC Ethanol LLC	United States	Delaware
	205	Niles Properties LLC	United States	Delaware
*	208	Odyssey Pipeline L.L.C.	United States	Delaware
	209	Ohio River Pipe Line LLC	United States	Delaware
*	210	Oil Casualty Insurance, Ltd.	Bermuda
*	211	Oil Insurance Limited	Bermuda
	212	Old Main Assurance Ltd.	Bermuda
	213	Omni Logistics LLC	United States	Delaware
*	214	Palmyra Petroleum Company	Syrian Arab Republic
	215	Pan Ocean Energy Company	United States	Delaware
	216	Pennaco Energy, Inc.	United States	Delaware
	217	Pheidippides Finance B.V.	Netherlands
	218	Polar Eagle Shipping Company, Ltd.	United States	Delaware
*	219	Port Everglades Environmental Corp.	United States	Florida
*	220	Poseidon Oil Pipeline Company, L.L.C.	United States	Delaware
	221	Red Butte Pipe Line Company	United States	Delaware
*	222	Resource Environmental, L.L.C.	United States	Delaware
*	223	Scotford HMU Leasing Inc.	Canada	Alberta
	224	Seaborn Properties LLC	United States	Delaware
	225	Speedway Beverage LLC	United States	Delaware
	226	Speedway Petroleum Corporation	United States	Delaware
	227	Speedway Prepaid Card LLC	United States	Ohio
	228	Speedway SuperAmerica LLC	United States	Delaware
	229	Speedway.com LLC	United States	Delaware
	231	Starvin Marvin, Inc.	United States	Delaware
	232	SuperAmerica Beverage LLC	United States	Delaware
	233	SuperMom’s LLC	United States	Delaware
	234	Tarragon Resources (U.S.A.) Inc.	United States	Delaware
	235	Texas Oil & Gas Corp.	United States	Delaware
*	236	The Andersons Clymers Ethanol LLC	United States	Ohio
*	237	The Andersons Marathon Ethanol LLC	United States	Delaware
	238	Western Bluewater Resources (Trinidad) Limited	Trinidad and Tobago
*	239	WIP, LLC	United States	Indiana
*	240	Wolverine Pipe Line Company	United States	Delaware
	241	Yorktown Assurance Corporation	United States	Vermont

*	Indicates a company that is not wholly owned directly or indirectly by Marathon Oil Corporation